UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 6, 2014

Griffin-American Healthcare REIT II, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 12, 2014, we made our First Quarter 2014 Investor Update and Supplemental Operating and Financial Data, 1st Quarter 2014, available on our website, www.healthcarereit2.com. A copy of the First Quarter 2014 Investor Update and Supplemental Operating and Financial Data, 1st Quarter 2014, which are hereby incorporated into this filing in their entirety, are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

On June 6, 2014, we and Griffin-American Healthcare REIT II Holdings, LP, our operating partnership, entered into a Mutual Consent to Renew Advisory Agreement with Griffin-American Healthcare REIT Advisor, LLC, our advisor. The advisory agreement, as renewed, will terminate on January 7, 2015, unless earlier terminated in accordance with the terms of the advisory agreement, and will be automatically extended until the consummation or earlier termination of a Merger or Terminating Sale Transaction (as defined in the Partnership Agreement referenced in the advisory agreement) and may be renewed for an additional term upon written mutual consent of the parties to the advisory agreement.

The material terms of the advisory agreement are qualified in their entirety by the agreement attached as Exhibit 10.1 to our Current Report on Form 8-K filed on November 9, 2011 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Griffin-American Healthcare REIT II, Inc. First Quarter 2014 Investor Update
99.2 Griffin-American Healthcare REIT II, Inc. Supplemental Operating and Financial Data, 1st Quarter 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT II, Inc.

June 12, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Griffin-American Healthcare REIT II, Inc. First Quarter 2014 Investor Update

99.2	Griffin-American Healthcare REIT II, Inc. Supplemental Operating and Financial Data, 1st Quarter 2014